UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DP Cap Acquisition Corp I
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(l) and 0-11.

DP CAP ACQUISITION CORP I
341 Newbury Street, 6th Floor
Boston, Massachusetts 02115

PROXY STATEMENT SUPPLEMENT

Dear Shareholders of DP Cap Acquisition Corp I:

This is a supplement (this “Supplement”) to the definitive proxy statement of DP Cap Acquisition Corp I (the “Company”), dated January 24, 2024 (the “Proxy Statement”), that was sent to you in connection with the Company’s extraordinary general meeting of shareholders scheduled for February 8, 2024 at 9:00 a.m. Eastern Time, at the Company’s offices, located at 341 Newbury Street, 6th Floor, Boston, Massachusetts 02115 and virtually via the Internet at https://www.cstproxy.com/dpcapi/2024 (the “Extraordinary General Meeting”).

At the Extraordinary General Meeting, the Company’s shareholders will be asked to consider and vote upon a proposal to amend and restate the Company’s Second Amended and Restated Memorandum and Articles of Association (the “Charter”) to extend the date by which it must (1) consummate merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination (an “initial business combination”), (2) cease its operations except for the purpose of winding up if it fails to complete such initial business combination, and (3) redeem all of the Class A Ordinary Shares, par value $0.0001 per share, of the Company (the “Class A Ordinary Shares” or “public shares”) included as part of the units sold in its initial public offering, from February 12, 2024 to November 12, 2024 (the “Extended Date” or the “Extension” and such proposal, the “Extension Proposal”).

Additional amount to be deposited into the Trust Account

The Company has filed this Supplement with the Securities and Exchange Commission to advise shareholders that DP Investment Management Sponsor I LLC (the “Sponsor”) has agreed that if the Extension Proposal is approved and the Extension becomes effective, it will make deposits of additional funds (the “Extension Deposits”), as described below, into the trust account established in connection with the Company’s initial public offering (the “Trust Account”) for the aggregate benefit of public shares that are not redeemed by the public shareholders in connection with the Extraordinary General Meeting (collectively, the “Remaining Public Shares”).

If the Extension Proposal is approved at the Extraordinary General Meeting, promptly following such Extraordinary General Meeting, Sponsor agrees that each month, or pro rata portion thereof if less than a month, until the earlier of (i) the date of the extraordinary general meeting held in connection with the shareholder vote to approve an initial business combination and (ii) November 12, 2024 (or any earlier date of termination, dissolution or winding up of the Company as determined in the sole discretion of the Company’s board of directors), the Sponsor will make an Extension Deposit into the Trust Account in an amount equal to the lesser of (i) $0.033 for each Remaining Public Share or (ii) $50,000.

General information

The Company would like to remind its shareholders that only holders of record of the Company’s ordinary shares at the close of business on January 16, 2024, which is the record date for the Extraordinary General Meeting, are entitled to notice of the Extraordinary General Meeting and to vote and have their votes counted at the Extraordinary General Meeting and any adjournments or postponements of the Extraordinary General Meeting. On the record date, there were 9,809,402 Ordinary Shares of the Company issued and outstanding, including 4,059,402 Class A Ordinary Shares and 5,750,000 Class B Ordinary Shares, par value $0.0001, of the Company. Each share is entitled to one vote per share at the Extraordinary General Meeting.

All holders of public shares, regardless of whether they vote for or against the Extension Proposal or do not vote at all, may elect to redeem their public shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company (less taxes payable and up to $100,000 of interest to pay dissolution expenses) divided by the number of then-issued and outstanding Class A Ordinary Shares.

Pursuant to the Charter, a public shareholder may request that the Company redeem all or a portion of such public shareholder’s public shares for cash if the Extension Proposal is approved. You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)
(a) hold public shares or (b) hold public shares as part of units and elect to separate such units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)
prior to 5:00 p.m., Eastern Time, on February 6, 2024 (two business days prior to the vote at the Extraordinary General Meeting), (a) submit a written request to Continental Stock Transfer & Trust Company (“Continental”), our transfer agent, that we redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through The Depository Trust Company (“DTC”). In order to validly redeem your public shares, you must identify yourself as a beneficial holder and provide your legal name, phone number and address in your written demand to Continental. If you hold the shares in street name, you will need to instruct the account executive at your bank or broker to withdraw the shares from your account and to identify you as the beneficial holder in order to exercise your redemption rights.

Before you vote, you should read the Proxy Statement and other documents that the Company has filed with the Securities and Exchange Commission, together with this Supplement, for more complete information about the Company and the Extension Proposal. If you have questions about the Extension Proposal or if you need additional copies of the Proxy Statement or the proxy card you should contact:

Morrow Sodali LLC
333 Ludlow Street
5th Floor, South Tower
Stamford, CT 06902
Telephone: (800) 662-5200
(banks and brokers can call collect at (203) 658-9400)
Email: DPCS.info@investor.morrowsodali.com

By Order of the Board,

/s/ Scott Savitz
Scott Savitz
Chief Executive Officer and
Chairman of the Board of Directors

You are not being asked to vote on any proposed business combination at this time. If the Extension is implemented and you do not elect to redeem your public shares, provided that you are a shareholder on the record date for the shareholder meeting to consider a proposed business combination, you will be entitled to vote on such proposed business combination when it is submitted to shareholders and will retain the right to redeem your public shares for cash in the event such proposed business combination is approved and completed or we have not consummated a proposed business combination by the Extended Date.

Neither the Securities and Exchange Commission nor any state securities commission has determined if the Proxy Statement, as supplemented by this Supplement, is accurate or complete. Any representation to the contrary is a criminal offense.

Your vote is important. Proxy voting permits shareholders unable to attend the Extraordinary General Meeting in person to vote their shares through a proxy. By appointing a proxy, your shares will be represented and voted in accordance with your instructions. You can vote your shares by completing and returning your proxy card or by completing the voting instruction form provided to you by your broker. Proxy cards that are signed and returned but do not include voting instructions will be voted by the proxy as recommended by the Board. You can change your voting instructions or revoke your proxy at any time prior to the Extraordinary General Meeting by following the instructions included in the Proxy Statement and on the proxy card.

This Supplement is dated February 5, 2024.